Exhibit 4.1

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.

                             1993 STOCK OPTION PLAN
                                   AS AMENDED

        1. Purpose. The purpose of the Effective Management Systems, Inc. 1993 Stock Option Plan (the "Plan") is to promote the best interests of Effective Management Systems, Inc. (the "Company") and its shareholders by providing employees of the Company and its subsidiaries and members of the Company's Board of Directors who are not employees of the Company or its subsidiaries with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by employees of the Company and its subsidiaries. In addition, by encouraging stock ownership by non-employee directors, the Company seeks both to attract and retain on its Board of Directors (the "Board") persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

        It is intended that certain of the options issued pursuant to the Plan will constitute incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and successor provisions thereto (the "Code"), and the remainder of the options issued under the Plan will constitute nonstatutory stock options.

        2. Administration. The Plan shall be administered by a committee designated by the Board (the "Committee"). The Committee shall consist of not less than two members of the Board who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a unanimous vote at a meeting duly called and held.

        In accordance with the provisions of the Plan, the Committee shall: select the employees to whom options are granted; determine the number of shares to be covered by each option, the time at which the option is to be granted, the type of option, the option period, the option exercise price and the manner and time in which options become exercisable; and establish such other provisions of the option agreements as the Committee may deem necessary or desirable. Grants of options to non-employee directors, all of which options shall be nonstatutory stock options, shall be automatic and the amount and the terms of such awards shall be determined in accordance with Section 5 hereof.

        The Committee may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation of any provision of the Plan by the Committee and any determination made by the Committee on the matters referred to in this
   Section 2 shall be final.

        3. Shares Subject to the Plan. The shares to be subject to options under the Plan shall be shares of the Company's Common Stock ("Stock"). The total number of shares of Stock which may be purchased pursuant to options granted under the Plan shall not exceed an aggregate of 750,025 shares, subject to adjustment as provided in Section 8 hereof. Shares of Stock delivered upon exercise of an option under the Plan may consist, in whole or in part, of authorized but unissued shares or of treasury shares. In the event that an option granted under the Plan expires, is cancelled or terminates unexercised as to any shares of Stock covered thereby, such shares shall thereafter be available for the granting of additional options under the Plan.

        4.   Grants to Employees.

             (a) Eligibility. Any employee ("Employee") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Code ("Subsidiaries"), including any such Employee who is also an officer or director of the Company, whose judgment, initiative and efforts contribute to the successful performance of the Company shall be eligible to receive options under the Plan. Notwithstanding any provision to the contrary herein, no Employee shall be granted options that could result in such Employee receiving more than 200,000 shares of Stock under the Plan (such number of Shares shall be subject to adjustment as provided in Section 8 hereof).

             (b) Option Price. The option exercise price per share of Stock shall be fixed by the Committee, but shall not be less than 100% of the fair market value of a share of Stock on the date the option is granted; provided, however, that no Incentive Stock Option shall be granted to any Employee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent corporation or Subsidiaries unless the option exercise price of such Incentive Stock Option is at least 110% of the fair market value of a share of Stock on the date of grant. Unless otherwise determined by the Committee, the "fair market value" of a share of Stock on the date of grant shall be the last sale price for shares of Stock in the NASDAQ National Market System on the trading date next preceding the date on which the option is granted, as reported in The Wall Street Journal (Midwest Edition); provided, however, that if the principal market for the Stock is then a national securities exchange, the "fair market value" shall be the closing price for shares of Stock on the principal securities exchange on which the Stock is traded on the trading date next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date of grant, then the option price per share shall be determined with reference to the next preceding date on which the Stock is traded.

             (c) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine; provided, however, that any option granted to an Employee who is subject to the provisions of
   Section 16 of the Securities Exchange Act of 1934, as amended, on the date of the grant shall not become exercisable (except as otherwise specifically set forth in the option agreement) until at least six months elapse from the date of grant. More than one option may be granted to the same Employee. The date on which an option is granted shall be the date the Committee approves the granting of the option or if the Committee so specifies, such later date as the Committee may determine. Options granted to Employees may be either Incentive Stock Options or nonstatutory stock options as determined by the Committee. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

             (d) Option Period. The Committee shall determine the expiration date of each option, but such expiration date shall be not later than ten years after the date such option is granted; provided, however, that no Incentive Stock Option shall be granted to any Employee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent corporation or Subsidiaries unless such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

             (e) Maximum Per Participant. The aggregate fair market value (determined as of the date the option is granted) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan or any other plan of the Company or any parent corporation or Subsidiary shall not exceed $100,000.

             (f) Exercise of Options. An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Assistant Secretary of the Company at the Company's principal office in Milwaukee, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (i) in cash or its equivalent; (ii) with the consent of the Committee (as set forth in the option agreement or otherwise), by tendering previously acquired shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in
   Section 4(b) above); or (iii) with the consent of the Committee (as set forth in the option agreement or otherwise), by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of this Section 4, the term "previously acquired shares of Stock" shall only include Stock owned by the Employee prior to the exercise of the option for which payment is being made and shall not include shares of Stock which are being acquired pursuant to the exercise of said option. No shares shall be issued until full payment therefor has been made.

        5.   Grants to Non-Employee Directors.

             (a) Eligibility. Each member of the Board who is not an employee of the Company or any of its Subsidiaries or any parent corporation of the Company (a "Non-Employee Director") shall be eligible to be granted nonstatutory stock options under the Plan. A Non-Employee Director may hold more than one option, but only on the terms and subject to any restrictions set forth in this Section 5.

             (b) Option Price. The option exercise price per share of Stock shall be equal to 100% of the fair market value of a share of Stock on the date the option is granted. For purposes of this Section 5, the "fair market value" of a share of Stock shall be determined in the manner set forth in Section 4(b) hereof; provided, however, that, to the extent applicable, the fair market value of a share of Stock shall be determined with reference to the reported market price of the Stock determined in the manner provided in Section 4(b).

             (c) Grant of Options. Any person who is first elected as a Non-Employee Director after the date of approval of the Plan by the Board shall automatically on the date of such election be granted an option to purchase 2,030 shares of Stock (which number of shares shall be subject to adjustment in the manner as provided in Section 8). Thereafter, in consideration for serving on the Board, each Non-Employee Director (if he or she continues to serve in such capacity) shall automatically be granted an option on the day following the annual meeting of shareholders in each year commencing with the 1995 annual meeting and continuing for so long as the Plan remains in effect and a sufficient number of shares are available thereunder for the granting of such option. Such option shall entitle the Non-Employee Director to purchase 1,500 shares of Stock (which number of shares shall be subject to adjustment in the manner as provided in Section
   8). In addition, in consideration for serving on committees of the Board, each Non-Employee Director (if he or she continues to serve in such capacity) shall automatically be granted an additional option on the day following the annual meeting of shareholders in each year commencing with the 1995 annual meeting and continuing for so long as the Plan remains in effect and a sufficient number of shares are available thereunder for the granting of such option. Such option shall entitle the Non-Employee Director to purchase a number of shares of Stock equal to the product of
   (i) 1,000 shares of Stock (which number of shares shall be subject to adjustment in the manner as provided in Section 8) multiplied by (ii) the number of committees of the Board on which the Non-Employee Director is then serving.

             (d) Exercisability and Termination of Options. Options granted to Non-Employee Directors shall vest and become exercisable, but only during the time that the Non-Employee Director serves in such capacity, as to 10% of the shares of Stock subject thereto after one year has elapsed from the date of grant, as to an additional 20% after the second year has elapsed from the date of grant, as to an additional 30% after the third year has elapsed from the date of grant, and as to the final 40% after the fourth calendar year has elapsed from the date of grant; provided, however, that if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within four years after the date of grant or in the event of a Change in Control (as defined in Section 5(f) below), the option shall become immediately exercisable in full. Options granted to Non-Employee Directors shall terminate on the earlier of:

                  (i)  ten years after the date of grant;

                  (ii) six months after the Non-Employee Director ceases to be a director of the Company by reason of death; or

                  (iii) three months after the Non-Employee Director ceases to be a director of the Company for any reason other than death.

             (e) Exercise of Options. An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Assistant Secretary of the Company at the Company's principal office in Milwaukee, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (i) in cash or its equivalent; (ii) by tendering previously acquired shares of Stock (valued at their fair market value as of the date of exercise as determined in the manner set forth in
   Section 4(b) above; provided, however, that, to the extent applicable, the fair market value of a share of Stock shall be determined with reference to the reported market price of the Stock determined in the manner provided in Section 4(b)); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Stock" shall only include Stock owned by the Non-Employee Director prior to the exercise of the option for which payment is being made and shall not include shares of Stock which are being acquired pursuant to the exercise of said option. No shares shall be issued until full payment therefor has been made.

             (f) Change in Control. A "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

                  (i) any "Person" (as such term is defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in sections 13(d) and 14(d) thereof), other than (A) the Company or any Subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of Stock in the Company ("Excluded Persons"), is or becomes the "Beneficial Owner" (as defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; or

                  (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect Subsidiary) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; or

                  (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

   Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        6. Nontransferability of Options. No option shall be transferable by an optionee other than by will or the laws of descent and distribution. Options under the Plan may be exercised during the life of the optionee only by the optionee or his guardian or legal representative.

        7. Powers of the Company Not Affected. The existence of the Plan or any options granted under the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or any dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

        8. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, spin-off, split up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like following Board approval of the Plan, the number of shares of Stock subject to the Plan, the number of shares referenced in the limitation in
   Section 4(a) hereof, the number of shares subject to options to be granted to Non-Employee Directors pursuant to Section 5(c) hereof, and the number of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares and the adjustment shall be limited accordingly. The price of any shares under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.
   The determination of the Committee as to any adjustment shall be final.

        9. Corporate Mergers and Other Consolidations. The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this
   Section 9 are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other combination or reorganization to which the Company is a party.

        10. Option Agreements. All options granted under the Plan shall be evidenced by written agreements (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a nonstatutory stock option.

        11. Rights as a Shareholder; Rights as an Employee or a Director. An optionee shall have no rights as a shareholder with respect to shares covered by an option until the date of issuance of stock certificates to him or her and only after such shares are fully paid. Neither the Plan nor any option granted hereunder shall confer upon any optionee the right to continue as an employee or as a director of the Company.

        12. Transfer Restrictions. Shares of Stock purchased under the Plan and held by any person who is an officer or director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel for the Company, is exempt from registration under said Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

        13. Amendment of Plan. The Board shall have the right to amend the Plan at any time and for any reason; provided, however, that the provisions of Section 5 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that shareholder approval of any amendment to the Plan shall also be obtained: (a) if otherwise required by (i) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (in order for the Plan to remain qualified under Rule 16b-3 or any successor provision under such
   Act), (ii) the Code, or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan) or (iii) the quotation or listing requirements of NASDAQ or any principal securities exchange or market on which the Stock is then traded (in order to maintain the Stock's quotation or listing thereon); (b) if such amendment materially modifies the eligibility requirements as provided in Sections 4(a) and 5(a) hereof; (c) if such amendment increases the total number of shares of Stock, except as provided in Section 8 hereof, which may be purchased pursuant to the exercise of options granted under the Plan; or (d) if such amendment reduces the minimum option price per share at which options may be granted as provided in Sections 4(b) and 5(b) hereof. Any amendment of the Plan shall not, without the consent of the optionee, alter or impair any of the rights or obligations under any option previously granted to the optionee.

        14. Termination of Plan. The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth anniversary of the effective date of the Plan. Termination of the Plan shall not affect the rights of optionees under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        15. Effective Date. The Plan shall become effective on the date of adoption by the Board, subject to approval and ratification by the shareholders of the Company within twelve months of the date of adoption by the Board. All options granted prior to shareholder approval and ratification of the Plan shall be subject to such approval and ratification and shall not be exercisable until after such approval and ratification.

        16. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

        With the consent of the Committee, an Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.